UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 19, 2013

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	13-011337	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On November 19, 2013, Ashford Hospitality Prime, Inc. ("Ashford Prime” or the “Company”) issued a press release announcing the successful completion of its spin-off from Ashford Hospitality Trust, Inc. The Company will begin “regular way” trading as an independent public company on the New York Stock Exchange under the ticker symbol “AHP,” starting tomorrow, November 20, 2013.

Additionally, the Company announced that in connection with the spin-off, the Company has entered into a new $150 million secured credit facility with Bank of America, N.A. acting as sole administrative agent. Other participating lenders include Credit Agricole, Credit Suisse, Deutsche Bank, KeyBank, and Morgan Stanley. BofA Merrill Lynch served as financial advisor to Ashford Trust in connection with the spin-off. The new credit facility provides for a three-year term with two, one-year extension options and bears interest at a range of 2.25% - 3.75% over LIBOR, depending on the leverage level of the Company. The new credit facility includes the opportunity to expand the borrowing capacity by up to $150 million to an aggregate size of $300 million.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1
Press Release of the Company, dated November 19, 2013, furnished under Item 7.01, announcing the successful completion of its spin-off from Ashford Hospitality Trust, Inc. and the beginning of trading of “regular way” trading as an independent public company.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 20, 2013

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel